Exhibit 99.1

Red Cat to Host Investor Update Call on January 25 at 4:15 pm ET

ORLANDO, FL – January 21, 2021 (PRNewswire) – Red Cat Holdings, Inc. (OTCQB: RCAT) (“Red Cat” or the “Company”), a leading brand in the drone industry, today announced it will host a conference call on Monday, January 25, 2021 at 4:15 p.m. ET to provide an update on the Company’s current operations and outlook for 2021.

“2020 was a transformative year for the Company highlighted by the acquisition of two of the leading brand names in the first person view (FPV) segment of the drone industry” noted Jeffrey Thompson, Chief Executive Officer. “The drone industry is growing rapidly but is still in its early stages of development, and we plan to explore other acquisition opportunities in 2021.”

In January 2020, the Company acquired Rotor Riot, LLC, a leader in the sale of FPV drones and equipment, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. Rotor Riot has high visibility in social media through its Facebook page and its sponsorship of a professional drone racing team which has won numerous championships.

In November 2020, the Company acquired Fat Shark Holdings, LLC, (“Fat Shark”), the leader in the sale of FPV goggles. The acquisition of Fat Shark has significantly increased the Company’s revenue base. In January 2021, Fat Shark released its first generation of digital goggles, the Shark Byte product line which has generated strong orders and is well positioned in the market, especially following the U.S. government’s recent action to ban the sale of Chinese based drone equipment in the United States.

“Over the past two years, the Company has advanced from a development stage, private enterprise to a publicly traded, revenue generating company in an industry that is forecast to grow substantially over the next decade” stated Joseph Hernon, Chief Financial Officer.

Date:	Monday, January 25, 2021
Time:	4:15 p.m. Eastern Time
Live Call:	+1-877-407-9039 (U.S. Toll-Free) or +1-201-689-8470 (International)

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until February 8, 2021 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13715543.

About Red Cat

Red Cat provides products, services and solutions to the drone industry through its three wholly owned subsidiaries. Fat Shark Holdings is the leading provider of First Person View (FPV) video goggles to the drone industry. Rotor Riot, LLC is a leader in the sale of FPV drones and equipment, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. Rotor Riot enjoys high visibility in social media through its Facebook page and its sponsorship of a professional drone racing team which has won numerous championships. Red Cat Propware is developing a Software-as-a-Solution (“SaaS”) platform to provide drone flight data analytics and storage, as well as diagnostic products and services.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Contact

Chad Kapper
Phone: (818) 906-4701
E-mail: investors@redcat.red
Website: https://rotorriot.com

Investor Relations Contact

Dave Gentry, CEO

RedChip Companies

(407) 491-4498

dave@redchip.com